Exhibit 99.1

Contacts:
Roger A. Barnes	Howard Kalt
Executive Vice President/CFO	Kalt Rosen & Co.
Riverstone Networks, Inc.	415/397-2686
408/878-6500

Riverstone Networks Completes Financial Statements for

Fiscal Year 2003 and First Three Quarters of Fiscal Year 2004

SANTA CLARA, Calif., September 2, 2004—Riverstone Networks, Inc. (RSTN.PK), a leading provider of carrier class solutions for next generation Metro Ethernet networks, today announced that it has completed its audited financial statements for fiscal year 2003 and unaudited financial statements for the first three quarters of fiscal year 2004. The statements were submitted to the Securities and Exchange Commission before the open of the market. Financial statements for the fiscal year ended March 1, 2003, including the report thereon by the company’s independent registered public accounting firm, were furnished on Form 8-K; and the first three quarters of fiscal year 2004 ended May 31, August 30 and November 29, 2003 were filed on Forms 10-Q. The company said it intends to submit audited financial statements for the fiscal year ended February 28, 2004 in the near future, and will provide an update on the timing of this filing in mid-September.

As a result of the previously announced review of its accounting practices, the company uncovered previously undisclosed communications by former company employees, as well as other information calling into question the appropriateness and timing of revenues recognized from certain customers. Among the matters discovered were: (i) unauthorized side arrangements and other evidence of unauthorized promises made by certain former company employees that provided customers, particularly resellers, with undisclosed rights of return or other forms of concession not previously communicated and, therefore, which were not previously accounted for in the company’s consolidated financial statements, (ii) evidence indicating revenue was improperly recognized on sales to customers in which the company had an investment interest that did not have business substance, and (iii) improper accounting for barter transactions.

Fiscal Year 2003

The audited financial statements for the fiscal year 2003 reflect a previously reported opening accumulated deficit balance of $72.2 million as of March 2, 2002. As a result of adjustments discovered in the course of the accounting practices review, this opening balance has been increased by $95.0 million, resulting in a restated accumulated deficit of $167.2 million as of March 2, 2002. The components of the restatement adjustments include the following items:

•	The company made a significant change in its revenue recognition accounting policy for sales to resellers from recognition on shipment (i.e., on a “sell-in” basis) to recognition upon sale by the reseller (i.e., on a “sell-through” basis). The impact of the change in accounting was to increase the previously reported accumulated deficit by $31.4 million.

•	The investigation disclosed that certain of the company’s previously recorded sale/investment transactions lacked business substance. The company reevaluated those transactions and reversed substantially all of those investments, as well as revenue previously recorded prior to, contemporaneously with, or after acquiring an equity interest in those customers. The impact of the related adjustments was to increase the previously reported accumulated deficit by $51.7 million, and had a significant impact on previously reported assets.

•	Lastly, in the course of preparing the restated consolidated balance sheet at March 2, 2002 to properly reflect its sales and investment transactions, the company identified improper accounting for barter transactions and other items and errors for which accounting adjustments were necessary. The impact of these adjustments was to increase the previously reported accumulated deficit by $11.9 million.

For the fiscal year ended March 1, 2003, the company reported audited results of:

•	Net revenues of $69.9 million,

•	Gross profit of $22.3 million,

•	Operating expenses of $101.5 million, including:

–	Offsetting gain on settlement in a reseller litigation matter in the amount of $11.5 million,

–	Restructuring charges of $6.6 million,

•	Operating loss of $79.2 million,

•	Net loss of $87.8 million, or $0.71 per basic and diluted share, including a non-operating charge for the previously announced class action and derivative securities litigation settlements totaling $20.2 million offset by a gain on extinguishment of debt of $10.5 million.

Fiscal Year 2004

The company also reported the following unaudited results for the first three quarters of fiscal year 2004, as compared to the unaudited restated results for the prior year period:

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•	First Quarter Ended May 31, 2003:

–	Net revenues of $16.3 million vs. $17.2 million (as restated for the prior year period),

–	Gross profit of $4.2 million vs. $5.9 million (as restated for the prior year period),

–	Operating expenses of $25.3 million vs. $27.8 million (as restated for the prior year period),

–	Operating loss of $21.1 million vs. $21.9 million (as restated for the prior year period),

–	Net loss of $19.4 million, or $0.15 per basic and diluted share, which in fiscal year 2004 included a gain on extinguishment of debt reflected in other non-operating income of $2.9 million, vs. a net loss in fiscal year 2003 of $22.1 million, or $0.18 per basic and diluted share (as restated for the prior year period).

•	Second Quarter Ended August 30, 2003:

–	Net revenues of $14.5 million vs. $17.8 million (as restated for the prior year period),

–	Gross profit of $3.5 million vs. $4.2 million (as restated for the prior year period),

–	Operating expenses of $34.8 million, which in fiscal year 2004 included $2.7 million of restructuring charges vs. $34.5 million (as restated for the prior year period) which in fiscal year 2003 included restructuring charges of $5.5 million,

–	Operating loss of $31.3 million vs. $30.4 million (as restated for the prior year period),

–	Net loss of $32.5 million, or $0.26 per basic and diluted share, vs. a net loss of $51.4 million, or $0.42 per basic and diluted share (as restated for the prior year period), which in fiscal year 2003 included a non-operating charge for the previously announced class action and derivative securities litigation settlements totaling $20.2 million.

•	Third Quarter Ended November 29, 2003:

–	Net revenues of $9.2 million vs. $18.8 million (as restated for the prior year period),

–	Gross profit of $1.5 million vs. $8.6 million (as restated for the prior year period),

–	Operating expenses of $24.8 million vs. $11.7 million (as restated for the prior year period), which in fiscal year 2003 included an offsetting gain on settlement in a reseller litigation matter in the amount of $11.5 million,

–	Operating loss of $23.3 million vs. $3.1 million, (as restated for the prior year period),

–	Net loss of $24.1 million, or $0.19 per share, vs. net income of $10.0 million, or $0.08 per basic and diluted share (as restated for the prior year period), which in fiscal year 2003 included a gain on extinguishment of debt reflected in other non-operating income in the amount of $10.5 million.

“Completing these financial statements is an important step not only for stockholders, but for our customers, strategic partners, and our employees. We are pleased to have passed another major milestone as we grow our revenues, improve our margins, resolve our non-operating issues and reduce the unusual expenses that accompany those issues,” said Roger A. Barnes, Executive Vice President and Chief Financial Officer.

About Riverstone Networks

Riverstone Networks, Inc. (RSTN.PK) is a leading provider of carrier class solutions for next generation Metro Ethernet networks. Riverstone’s Metro routers and provisioning solutions deliver the ease of use, cost effectiveness, and flexibility that carriers require in meeting their customers’ IP networking requirements in support of voice, video, and data services. Riverstone uniquely permits carriers to offer homogeneous services across existing revenue-generating networks and new Ethernet deployments. For more information, please visit www.riverstonenet.com.

Safe Harbor Statement

Except for the historical information contained herein, the matters set forth in this press release, including the timing of future SEC filings, as well as statements concerning revenue growth, margin improvement, resolution of non-operating issues and reduction of unusual expenses, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include: the results and effect of the ongoing financial statement filing process and accounting practices review; changes in scope and nature of, and the outcome of, the Securities and Exchange Commission’s investigation regarding the company’s accounting practices; the ability of the company to file its Forms 10-K and 10-Q; the outcome of pending litigation; the ability of the company to increase revenue and improve margins by selling sufficient product at prices that result in gross margins higher than experienced in the past; and the risks detailed from time to time in the company’s SEC reports, including without limitation its quarterly report on Form 10-Q for the period ended November 29, 2003. The company disclaims any intent or obligation to update or revise these forward-looking statements.

Riverstone Networks is a registered trademark of Riverstone Networks, Inc. All other trademarks, service marks and trade names belong to their respective owners.

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